EX.-13(b)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer of Rydex Variable Trust (the “Registrant”) each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 10, 2022

/s/ Brian E. Binder
Brian E. Binder
President and Chief Executive Officer

Date: March 10, 2022

/s/ John L. Sullivan
John L. Sullivan
Chief Financial Officer, Chief Accounting Officer and Treasurer